Independent Auditors' Report
                  on Internal Accounting Control



The Board of Directors and Shareholders
AXP Variable Portfolio Investment Series, Inc.:


In planning and performing our audit of the financial statements of AXP Variable Portfolio Capital Resource, AXP Variable
Portfolio International Equity, AXP Variable Portfolio
Aggressive Growth, and AXP Variable Portfolio Growth
Dimensions (funds within AXP Variable Portfolio Investment
Series, Inc.) for the year ended August 31, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of AXP Variable Portfolio Investment Series, Inc.
is responsible for establishing and maintaining  internal  control.
In fulfilling   this   responsibility,   estimates  and  judgments  by
management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.
A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above.

This report is intended solely for the information and use of management, the Board of Directors of AXP Variable Portfolio
Investment Series, Inc., and the Securities and Exchange
Commission and is intended to be and should not be used by anyone than these specified parties.




KPMG LLP




Minneapolis, Minnesota
October 1, 1999